UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 6, 2010

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance n Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.

          On August 6, 2010, the Board of Directors of KeyOn Communications Holdings, Inc. (the “Company”), after consultation with and upon recommendation from management of the Company, concluded that its financial statements for the three months ended March 31, 2010, which were included in its Form 10-Q for the quarter ended March 31, 2010, did not properly account for the embedded derivative feature of its $15,000,000 secured convertible promissory note (the “Note”) that was issued to The California Capital Limited Partnership (“CCLP”) on February 5, 2010 in accordance with United States generally accepted accounting principles, as amended effective January 1, 2009, and, as a result, cannot be relied upon.

          During the course of an internal evaluation, our accounting staff evaluated the Company’s accounting treatment of the Note in light of EITF 07-05, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (FASB ASC 815-40-15-5) (“ASC 815”) effective as of January 1, 2009, which outlines new guidance for instruments indexed to an entity’s own stock and the resulting liability or equity classification based on that conclusion. ASC 815 should have been adopted as of January 1, 2009 by classifying the conversion feature embedded in the Note as a liability measured at fair value with changes in fair value recognized in earnings in each subsequent reporting period and recording a cumulative-effect adjustment to the opening balance of retained earnings. After discussions with the Board of Directors and Marcum, LLP, the Company’s independent registered public accounting firm, management has determined to file an amended Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2010 as soon as practicable, which will contain restated financial information for the fiscal quarter ended March 31, 2010 reflecting the corrections made in response to this accounting error.

Background on the Securities Evaluated and Analysis

          On February 5, 2010, the Company issued the Note to CCLP, which note was convertible into shares of the Company’s Series Cal Cap Preferred Stock, as well as its common stock, at a price per share equal to the lesser of (i) $0.75 per share, subject to certain adjustments, and (ii) the average volume weighted average price per share for the 40 trading days following the date on which the Company publicly discloses the denial by governmental authorities of any awards under the first round of the Broadband Initiative Program of the American Recovery and Reinvestment Act of 2009 (which announcement was made by the Company on March 3, 2010). In addition, the Series Cal Cap Preferred Stock provides for weighted-average anti-dilution protection. This Note was originally recorded by the Company solely as a long term note payable. However, the conversion feature embedded within the Note meets the definition of a derivative. Under ASC 815, the embedded conversion feature is not considered indexed to the Company’s common stock because the conversion price, upon issuance was subject to adjustment based on the Company’s trading price thereby violating the requirement that the contract settle by exchanging a fixed number of the Company’s shares for a fixed value, or be adjusted only for typical inputs to a valuation model for a contract that settles on a fixed-for-fixed basis. Therefore, the Company, under ASC 815, is required to bifurcate the embedded conversion feature from the host Note and report the conversion feature at fair value with periodic changes in fair value reflected in current earnings. The Company did not previously separately report the value of the embedded conversion feature.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: August 11, 2010	By:	/s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Officer